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                                                                      EXHIBIT 10



                           MANUFACTURING AND MARKETING
                           EXCLUSIVE LICENSE AGREEMENT


This Agreement made the 15th day of March, 1997.


BETWEEN:


                             FRED MCNORTON
                             an individual
                             (The "Licensor")

AND:

                             DICUT, INC.
                             a Corporation incorporated in the
                             State of Delaware
                             (The "Licensee")


WHEREAS:

A. The Licensor is the sole owner of proprietary technologies and "Know-how" related to the Products hereinafter referred to as the "Properties;" and

B. The Licensor warranties that the Trade Secrets related to the Properties, have been maintained as Trade Secrets and are afforded the protections under trade secret laws; and

C. The Licensor further warranties that the Properties and the related Products are free of any lien, encumbrance, joint-ownership, or prior commitment to a third party;

D. The Licensor wishes to grant and the Licensee desires the exclusive rights to the Products, including but not limited to the development, manufacturing, marketing, sale, sublicensing, and any and all usages of the Products, in the United States and throughout the world;

E. The Licensor wishes to grant and the Licensee desires the exclusive rights to use the Properties, as well as Licensor's "Know-how", related to the development, manufacturing, marketing, sale, sublicensing, and usage of the Products, and any future products derived from the Properties, in the United States and throughout the world;

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NOW THEREFORE, in consideration of the premises and mutual promises, terms and conditions and other good and valuable considerations, the parties do hereby agree as follows:

1.      DEFINITIONS

        For the purposes of the Agreement:

        1.1 "Products" shall mean all licensed proprietary property, specified in Exhibit A1;

        1.2 "Properties" shall mean all proprietary intellectual properties, encompassed in the Trade Secret, set forth in Exhibit A1;

        1.3 "Know-how" shall mean secret processes, formulae, trade secrets, engineering, design, process and operating information, inventions, developments, technical data and other scientific and technical information relating to any process or method now owned or controlled by the licensor or its Affiliate relating in any way to the Products;

        1.4 "Confidential Information": shall mean that part of the Technical Information, whether written or oral which is:

               1.41 not publicly known, and

               1.42 annotated as "confidential" or "proprietary." Any information which is not annotated as "confidential" or "proprietary" shall be deemed to be in the public domain. In addition, "Confidential Information" shall include information disclosed by either party to the other party in accordance with (Modifications and/or Improvements of Products);

        1.5 "Affiliate" whether of the Licensee or the Licensor, shall mean any corporation, firm, association or other business owned or controlled beneficially or directly or indirectly by the Licensee or the Licensor, by its principal officers, directors, supervisory employees or members of their families. Ownership of 50% or more of such business by any one of such persons shall constitute beneficial ownership or control;

        1.6 "Manufacturing Cost" shall mean the cost of the "Products" F.O.B. the Licensee's manufacturing plant at point of shipment;

        1.7 "Effective Date" shall mean the later of:

               1.71 the date on which Licensor executes this Agreement,

               1.72 the date on which Licensee executes this Agreement.


2.      GRANT OF RIGHTS

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        The Licensor grants the following rights to Licensee:

        2.1 LICENSED TERRITORY

               Exclusive Worldwide Rights: The Licensor grants the Licensee the exclusive rights to the Products and the Properties in the United States and throughout the world;

        2.2 GRANTS RELATED TO LICENSOR'S PRODUCTS, PROPERTIES AND "KNOW-HOW"

               2.21 Grants Related to Products. The Licensor grants the Licensee the exclusive right to the Products, specified in Exhibit A1, including but not limited, to the Licensee's rights to the development, manufacturing, marketing, sale, sublicensing, and any and all usages of the Products, in the United States and throughout the World.

               2.22 Grants Related to Properties. The Licensor grants the Licensee the exclusive right to use the Licensor's Properties, specified in Exhibit A1, including but not limited, to the Licensee's rights to develop, manufacture, market, sell and sublicense any and all products, having derived and to be derived from the Properties, in the United States and throughout the world;

               2.23 Grants Related to "Know-how". The Licensor grants the Licensee the exclusive right to the Licensor's "know-how" trade secrets, and other technical information, related to the Products and the Properties, to be conveyed to Licensee in confidence, upon the consummation of this Agreement.


3.      CONSIDERATIONS TO LICENSOR

        As considerations for the Grants, the Licensee agrees to provide the Licensor with the following payments:

        3.1 Equity Consideration

               (i) 70,500 fully paid and non assessable shares of the Licensees' Common stock with restrictions on sale.


4.      TERMS AND CONDITIONS

        4.1 TERMS AND CONDITIONS RELATED TO THE GRANTS TO LICENSEE

               4.11 Development of Technology. The Licensor agrees to assist the Licensee to conclude the negotiations on technologies under consideration as set out in Exhibit A1, "Properties."



                                      F-13
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               4.12 Marketing and Manufacturing Perimeters. The Licensee, at its
own costs, shall manufacture and market the Products to potential client firms.

               4.13 Best Effort by Licensee. The Licensee agrees to use its best efforts and all due diligence to promote the sale of the product and other products derived from the Properties, in all licensed territories;

               4.14 Training and Technical Assistance. To assist Licensee in exercising its rights hereunder, Licensor agrees to provide appropriate training and technical assistance to Licensee, its employees and its permitted sublicensees, in order for the Licensee to utilize the licensed technology appropriately to their full potential. Such training and assistance shall be provided by Licensor from time to time, for training purposes at Licensee's facilities. Travel costs, lodging and all related expenses incurred by one party, in connection with sending its employees or permitted sublicensees to the other party's location, shall be paid in full by the party requesting the training or technical assistance. However, the Licensee acknowledges hereunder that said training obligation of the Licensor may be limited by the availability of its training and technical personnel;

               4.15 When to Disclose "Know-how" by Licensor. Commencing ten (10) days after the execution of this Agreement, the Licensor agrees to make full disclosure of its "know-how" to the Licensee's technical personnel, designated by the Licensee. In addition, the Licensor agrees to promptly inform the Licensee of any newly developed technical and trade "know-how", which the Licensee is entitled to record confidentially with any available medium;

               4.16 Terms for "Know-how" Disclosure. All disclosures and instructions shall be made or given at the Licensor's locations, without cost to the Licensee, provided, however, that at the Licensee's request, the Licensor may from time to time send one of its qualified personnel for the purpose of "know-how" disclosure, to the Licensee's location, at the request of the Licensee, for not more than 15 days, the related costs of which shall be assumed by the Licensee;

               4.17 Confidentiality Maintained by Licensee. All disclosures of the Licensor's "know-how" shall be confidential and shall be held confidentially by the Licensee, without disclosure to a third party, and shall remain confidential for a period of five years. This obligation of non-disclosure shall not apply to any information, which is already known to the Licensee, at the time of disclosure, or which is rightfully obtained from a third party without obligation of confidence, or which is freely available in the public domain. Licensee agrees that the Licensor has a proprietary interest in its Confidential Information, provided to the Licensee. During the term of the Agreement and for five years thereafter, all proprietary disclosures to the Licensee, its agents, and employees shall be held in strict confidence by Licensee. Licensee shall disclose the Confidential Information only to its agents and employees, to whom the dissemination of confidential information is deemed necessary, in order to properly carry out their duties, designated by the Licensee, in its execution of the License. During the term of this Agreement and for five years thereafter, Licensee shall not use the Confidential Information, except for the purposes of exercising its rights and carrying out its duties hereunder. This provision of the Agreement shall also apply to any consultants or subcontractors of the Licensee,

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that Licensee may engage in connection with its execution of the License.

               4.18 Product Quality Maintained by Licensee. In order to comply with the Licensor's quality control standards, Licensee agrees to maintain the quality of the Product, adhering to specific quality control standards, in all aspects of manufacturing, that the Licensor may from time to time communicate to the Licensee, with respect to certain product;

        4.2    TERMS AND CONDITIONS RELATED TO THE CONSIDERATIONS TO LICENSOR

               Interim Funding to Licensor. Licensee shall advance funds to the Licensor, subject to written approval by the Licensee for services required of the Licensor by the Licensee.

        4.3    OTHER TERMS AND CONDITIONS

               4.31 Ownership of New Product Development. The undersigned mutually agree to the following ownership rights to new product development:

                      (a) Joint Ownership. Any invention, protectable by patent, copyright or other legal proprietary protection, made or conceived during the term of this Agreement, by one or more employees or consultants of the Licensor jointly with one or more employees or consultants of the Licensee, shall be jointly owned, of which the parties agree to grant the license of the related invention(s) to each other without any payment, royalty or consideration. Title to all related patents issued shall be jointly owned. All expenses incurred in obtaining and maintaining such patents, shall be jointly shared. In the event one of the parties declines to apply for a patent, or alternatively fails to pay their portion of the patent costs, then the ownership of the patent shall be held by that party, who wishes to file the patent and assumes the related expenditures;

                      (b) Sole Ownership. Any invention, protectable by patent, copyright or other legal proprietary protection made or conceived solely by the employees or consultants of either party of the undersigned, shall become the sole property of such party.

               4.32 Right to Assign License Agreement. The Licensor and the Licensee mutually agree not to assign the explicit rights of the Licensor or the Licensee, as defined by this Agreement, in whole or part, to a third party, whether by operation of law or otherwise, without the prior written consent of the other party, except that either party may assign its rights hereunder to a successor, subsidiary or affiliated corporation, without releasing the assignor and the assignee, from the contractual responsibilities, stipulated hereunder. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

               4.33 Non-Competition. The Licensor, during the term of this Agreement agrees not to compete with the Licensee on the Licensed Products;

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5.      WARRANTIES

        5.1    LICENSOR'S WARRANTIES

               5.11 Patents Maintained. The Licensor warranties that the Patents and Patent Applications, related to the Properties, are current, updated, and properly maintained with respective patent agencies, with jurisdiction over the Patent and Patent Applications; and

               5.12 Properties Without Other Commitment. The Licensor further warranties that the Properties and the related Products are free of any lien, encumbrance, joint-ownership, or prior commitment to a third party.


               5.13 No Knowledge of Third Party Claims. Licensor represents and warrants to Licensee that Licensor knows of no claim by any third party of infringement by Licensor on such party's patent, trade mark, copyright, trade secret or any other intellectual property rights in the Territory of the Licensee.

        5.2    LICENSEE'S WARRANTIES

               5.21 Lawful Corporation. The licensee is a lawful U.S. Corporation incorporated in the State of Nevada.

6.      DEFENSE OF LICENSED INTELLECTUAL PROPERTIES

        Pertaining to the infringement of patented licensed technology by a third party, the Licensor of the technology and the Licensee shall together determine whether to take any and all actions, legal or otherwise, which are necessary to:

               6.1 terminate infringements of any part of the Licensed Products; or

               6.2 terminate any attempt of imitation of any of the Licensed Products, including without limitation, obtaining damages, injunction and all other appropriate relief.

               The legal costs of said intellectual property defense shall be the responsibility of the Licensee and said Licensor. In addition, if the defense is successful and damages are awarded by the court related to the infringement, such damage award shall be shared equally between the Licensor and the Licensee. However, if for any reason or for no reason, a party of the undersigned elects not to incur the expenditure of the legal defense, and the other party elects to carry solely said expenditure, then accordingly, the damage award, if any, shall be received by the party which has incurred the expenditure of the defense.

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7.      INDEMNITY

        7.1    Indemnity by Licensor

               7.11 Except as provided in subsection 7.12 below, Licensor of the technology shall defend and indemnify Licensee from and against any damages, liabilities, costs and expenses, including reasonable attorney's fees and court costs, arising out of any claim, involving Licensee's usages of the Licensed Products, or manufacturing of the products, which infringe a valid intellectual property right, or which represent a misappropriation of a trade secret of a third party; provided, however, that:

                      7.11a Licensee shall have promptly submitted to said Licensor the related written notice of infringement, along with reasonable cooperation, information and assistance from the Licensee, in connection with the case; and


                      7.11b The said Licensor shall have sole control and authority with respect to the defense settlement, or compromise thereof;

               7.12 The said Licensor shall have no liability or obligation to Licensee under this Article with respect to any claim based upon:

                      7.12a Use of the Products by Licensee, its sublicensees or its customers in an application or environment for which such Products were not designed or contemplated; or

                      7.12b Modifications and/or improvements of the Products introduced by Licensee, its permitted sublicensees or its customers.

               7.13 In the event a claim is based partially on an indemnified claim, described in subsection 7.11, and partially on an non-indemnified claim described in subsection 7.12, any payments and reasonable legal fees incurred in connection with such claim are to be apportioned between the parties in accordance with the degree of cause attributable to each party.

        7.2    INDEMNITY BY LICENSEE

               7.21 Indemnity for Products. Licensee shall defend and indemnify Licensor of the technology from and against any damages, liabilities, costs and expenses, including any reasonable legal fee and court cost, arising out of injuries or damages caused by the Products, which are not attributable to faulty materials or workmanship in the manufacture, or the assembly of the Products by the said Licensor and by the Licensee;

               7.22 Offering Related Indemnity. The Licensee hereunder agrees to indemnify and hold harmless the said Licensor, against any and all losses, claims, damages, liabilities and expenses, including any litigation arising from the Licensee's Offering, or involving the subject matter hereof, including but not limited to litigation by the shareholders of

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the Licensee, upon the fulfillment of the Licensor's contractual duties, except for willful default or negligence perpetrated by the Licensor, involving this Agreement. The Licensee agrees to assume the sole responsibility toward its investors, in all matters relating to the Offering.

8.      DURATION AND TERMINATION

        8.1    TERMS OF AGREEMENT

               The Licensor shall offer the Grants to the Licensee, for a period of ten (10) years, with automatic renewal each year thereafter, subject to written notification, sixty (60) days in advance to the renewal, by both parties of the undersigned.

        8.2    TERMINATION FOR CAUSE

               This Agreement may be terminated by a party of the undersigned, by serving written notice of termination to the other party, which shall become immediately effective upon the documented receipt of such notice of termination, after the occurrence of any of the following events, unless a mutual remedy is reached, by both parties of the undersigned in writing, to obviate the termination, within ninety (90) days from the date of receipt of the notice by a served party:

               8.21 a material breach or default as to any obligation, specified hereunder, by the Licensee or the Licensor, and the failure of the notified party to promptly pursue a reasonable remedy to cure such material breach or default; or

               8.22 the filing of a petition in bankruptcy, insolvency or reorganization by the Licensee or the Licensor, or the Licensee or Licensor becoming the subject to a composition for creditors, whether by law or agreement, or the Licensee or the Licensor going into receivership or otherwise becoming insolvent; or

               8.23 in the event of liquidation, caused by insolvency, the Licensor and the Licensee hereunder agree to give the first right of refusal to acquire the liquidation properties of the other, subject to the rulings of the court on this matter.

        8.3    AFTER TERMINATION OR EXPIRY

               The parties hereto agree to the following conditions, once this Agreement is terminated or expires:

               8.31 Terminate Usage of Products and Properties by Licensee. Licensee shall cease any use or practice of the Licensed Products and other products involving the Properties; and upon termination or expiration of this Agreement, all sublicenses granted by Licensee during the term of this Agreement shall terminate. Licensee shall, at its own expense, return to Licensor all Confidential Information as soon as practicable after the date of such termination, including original documents, drawings, computer diskettes, models, samples, notes, reports, notebooks, letters, manuals, prints, memoranda and any copies which have been received

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by Licensee. All such Confidential Information shall remain the exclusive property of Licensor during the term of this Agreement and for five (5) years thereafter.

               8.32 Payment Obligations for Unpaid Consideration to Licensor. Upon termination of this Agreement, nothing shall be construed to release Licensee from its obligations to pay Licensor any and all royalties or other accrued but unpaid considerations due Licensor, incurred prior to the date of such termination or expiration.

9.      DISPUTE RESOLUTION

        The Licensor and the Licensee agree mutually hereunder to submit any and all unresolved disputes, related to this Agreement, firstly, to the American Arbitration Board (or to a licensed arbitrator mutually agreed on by both parties) and abide by the binding resolution of said arbitration. The venue, if any, of said arbitration board shall reside in the State of Nevada. Since the offices of the Licensor and the Licensee are situated at a considerable distance from each other, to conserve time and costs, the Licensor and the Licensee agree herein to conduct said arbitration by video conferencing, if permitted by the arbitrator. The non-prevailing party in said arbitration shall be responsible for the costs directly incurred by the arbitration, including but not limited to the arbitrator's fees and telecommunication fees. In addition, the Licensor and the Licensee agree mutually herein that any dispute arising from the Agreement is limited to the compensatory (not punitive) considerations of this Agreement, unless the disputes arise from some unanticipated factors based on criminal negligence or criminal act committed by a party, or malicious and egregious refusal to participate in the dispute arbitration by a party, in which case the ruling of a competent court with jurisdiction over the matter shall be binding. In the unlikely eventuality of the requirement of a court ruling, the venue of said court action shall reside in the State of Nevada or alternatively, in the city where the Licensee has its primary business. In said case, the ruling of a competent court, in said venue, with jurisdiction over the matter shall be binding;

10.     SEVERABILITY

        If any provision of this Agreement is held in whole or in part to be unenforceable for any reason, the Licensor and the Licensee agree hereunder to notify the other party immediately of said unenforceable provision(s) in the Agreement, and to modify this Agreement accordingly to the benefit and consent of both parties. Furthermore, if any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.


11.     FORCE MAJEURE

        11.1 Either the Licensee or the Licensor shall be released from its obligations, hereunder to the extent that performance thereof is delayed, hindered or prevented by Force

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Majeure as defined below, provided that the party claiming hereunder shall notify the other with all possible speed specifying the cause and probable duration of the delay or non-performance and shall minimize the effects of such delay or non-performance

        11.2 Force Majeure means any circumstances beyond the reasonable control of the affected party;

        11.3 Without prejudice to the generality of Section 10.12a and without being thereby limited, force majeure includes any one or more of the following: acts or restraints of governments or public authorities; wars, revolution, riot or civil commotion, strikes, lockouts or other industrial action; failure of supplies of power or fuel; damage to the premises or storage facilities by explosion, fire, corrosion, ionizing radiation, radio-active contamination, flood, natural disaster, malicious or negligent act of accident; and breakdown or failure of equipment whether of the affected party or others.

12. ENTIRE AGREEMENT, NO OTHER RELATION, COUNTERPARTS AND CORRESPONDENCE ADDRESSES.

        This Agreement contains the entire Agreement between the Licensor and the Licensee. No other agreement, or promise made or before the effective date of the Agreement will be binding on the parties. No modification or addendum to this Agreement is valid, unless mutually endorsed and dated by both parties. Nothing contained herein shall be deemed to create a joint venture, agency or partnership relationship between the parties hereto. Neither party shall have any power to enter into any contracts or commitments in the name of or on behalf of the other party, or to bind the other party in any respect whatsoever, in business outside of this Agreement. This Agreement may be executed in any number of counterparts and by a different party hereto on separate counterparts, each of which, when so executed, shall be deemed to be original and all of which, when taken together, shall constitute one and the same Agreement.

The official correspondence addresses of the parties are:

        THE LICENSOR:                       Fred McNorton
                                            12140 Cotorro Way
                                            San Diego, CA 92128

        THE LICENSEE:                       Dicut, Inc.
                                            1139 Terminal Way Ste 809
                                            Reno, NV 89502

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IN WITNESS WHEREOF, the Licensor and the Licensee have executed this Agreement on the day and the year first above-written.


BY:     /s/  FRED MCNORTON                            Dated   March 15, 1997
        ---------------------------------------              -------------------
        Fred McNorton


BY:     /s/ Richard Davis                             Dated   3/15/97
        ---------------------------------------              -------------------
        Dicut, Inc.
        Richard Davis       Secretary



LISTS OF EXHIBITS

EXHIBIT A1         Description

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           Hydronic HVAC for Residential & Small Commercial Buildings


Residential Hydronic Heating and Air Condition (HVAC) system to maintain single temperature selection.

Concept: Use natural / propane gas as the fuel source to generate the HVAC required for residential living using low cost energy to provide air condition for individual rooms air requirements.

I System A     Generator for temperature transfer

        1A     Fluid temperature conversion system
        2A     Safety valve and pilot; natural or propane gas
        3A     Burner; natural or propane gas
        4A     Constant temperature fluid bath; temperature range 38F - 150F
        5A     Temperature transfer coil from generator
        6A     Hydronic fluid temperature transfer coil to room air handler units
        7A     Outer cabinet dimensions: 30"H x 20"W x 36"D
        8A     Circulating pump; low pressure
        9A     Safety thermal sensor

II System B    Air Handler

        1B     Air in
        2B     Air out
        3B     Thermostat/fan speed control for each individual room
        4B     Heat exchange coil; 3 row x 6 rows
        5B     Squirrel cage fan; variable speed
        6B     Drain pan; with condensation line
        7B     Filter
        8B     Outer cabinet dimensions: 18"H x 16"W x 14"D
        9B     Circulating pumps
       10B     In and out for other units

III Piping     All piping is copper or steel for low pressure fluid
               lines. Drain or condensation lines are PVC or ABS plastic.



                                    [DIAGRAM]